EXHIBIT 15

Accountants’ Acknowledgment

To the Board of Directors
Foot Locker, Inc.:

We hereby acknowledge our awareness of the use of our report dated December 9, 2009 related to our review of interim financial information in the following Registration Statements:

-        Form S-8 No. 33-10783
-        Form S-8 No. 33-91888
-        Form S-8 No. 33-91886
-        Form S-8 No. 33-97832
-        Form S-8 No. 333-07215
-        Form S-8 No. 333-21131
-        Form S-8 No. 333-62425
-        Form S-8 No. 333-33120
-        Form S-8 No. 333-41056
-        Form S-8 No. 333-41058
-        Form S-8 No. 333-74688
-        Form S-8 No. 333-99829
-        Form S-8 No. 333-111222
-        Form S-8 No. 333-121515
-        Form S-8 No. 333-144044
-        Form S-8 No. 333-149803
-        Form S-3 No. 33-43334
-        Form S-3 No. 33-86300
-        Form S-3 No. 333-64930

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered a part of the registration statement prepared or certified by an independent registered public accounting firm or a report prepared or certified by an independent registered public accounting firm within the meaning of Sections 7 and 11 of the Act.

/s/ KPMG LLP

New York, New York
December 9, 2009